Exhibit 10.1

LOWE’S COMPANIES, INC.

2006 ANNUAL INCENTIVE PLAN

TABLE OF CONTENTS

ARTICLE I	INTRODUCTION AND PURPOSE..........................................................................................................	1
ARTICLE II	DEFINITIONS.............................................................................................................................................	1
ARTICLE III	ELIGIBILITY................................................................................................................................................	2
ARTICLE IV	INCENTIVE AWARDS.............................................................................................................................	2
	Section 4.1. General.................................................................................................................................	2
	Section 4.2. Performance Objectives....................................................................................................	2
	Section 4.3. Payment of Awards...........................................................................................................	3
ARTICLE V	ADMINISTRATION..................................................................................................................................	3
ARTICLE VI	AMENDMENT AND TERMINATION..................................................................................................	3
	Section 6.1. Amendment of Plan...........................................................................................................	3
	Section 6.2. Termination of Plan...........................................................................................................	3
	Section 6.3. Amendment or Termination..............................................................................................	3
ARTICLE VII	MISCELLANEOUS....................................................................................................................................	4
	Section 7.1. Rights of Employees.........................................................................................................	4
	Section 7.2. Unfunded Status...............................................................................................................	4
	Section 7.3. Limits on Liability..............................................................................................................	4
	Section 7.4. Interpretations...................................................................................................................	4
	Section 7.5. Tax Withholding...............................................................................................................	4
	Section 7.6. Nontransferability of Benefits.........................................................................................	4
	Section 7.7. Governing Law..................................................................................................................	4
ARTICLE VIII	EFFECTIVE DATE; DURATION OF THE PLAN..................................................................................	5

LOWE’S COMPANIES, INC.
2006 ANNUAL INCENTIVE PLAN

ARTICLE I
INTRODUCTION AND PURPOSE

Lowe’s Companies, Inc. previously adopted the Lowe’s Companies, Inc. 2001 Incentive Plan (the “Incentive Plan”). Article X of the Incentive Plan permits the Company to make cash incentive awards to eligible employees of the Company based on the satisfaction of specific performance objectives. The Company desires to replace Article X of the Incentive Plan with a new plan which will meet the same objectives as Article X of the Incentive Plan.

ARTICLE II
DEFINITIONS
For purposes of the Plan, the following terms shall have the following meanings:

(a) “Award” means an incentive award which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive a cash payment from the Company or a Subsidiary pursuant to Article IV.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and applicable regulations.

(d) “Committee” means the Compensation and Organization Committee of the Board or such other committee or subcommittee as may be designated by the Board.

(e) “Company” means Lowe’s Companies, Inc., a North Carolina corporation.

(f) “Covered Employee” means a Participant who the Committee determines meets the definition of a Covered Employee as defined in Code Section 162(m)(3) and the regulations promulgated thereunder, which definition generally includes the chief executive officer of the Company and the four highest compensated officers of the Company other than the chief executive officer.

(g) “Effective Date” means, subject to Article VIII, February 4, 2006.

(h) “Employee” means any person, including a member of the Board, who is employed by the Company or a Subsidiary.

(i) “Fair Market Value” means, on any given date, the closing price of a share of common stock of the Company as reported on the New York Stock Exchange composite tape on such date, or if such common stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that such common stock was traded on such exchange, all as reported by such source as the Committee may select.

(j) “Participant” means an Employee who is granted an Award by the Committee.

(k) “Performance-Based Compensation” means an Award that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

(l) “Performance Objective” is defined in Section 4.2.

(m) “Performance Period” is defined in Section 4.2.

(n) “Plan” means the Lowe’s Companies, Inc. 2006 Annual Incentive Plan, as set forth herein and as amended from time to time.

(o) “Subsidiary” means any corporation (other than the Company), limited liability company, partnership or other business organization of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE III
ELIGIBILITY

Awards may be granted to any Employee who is designated as a Participant from time to time by the Committee. The Committee shall determine which Employees shall be Participants, and the terms, conditions, and limitations applicable to each Award not inconsistent with the Plan. Designation by the Committee as a Participant for an Award in one period shall not confer on a Participant the right to participate in the Plan for any other period.

ARTICLE IV
INCENTIVE AWARDS

Section 4.1.     General. Awards may be granted to a Participant in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee, at the time an Award is made, shall specify the terms and conditions which govern the Award, which terms and conditions shall prescribe that the Award shall be earned only upon, and to the extent that, Performance Objectives as described in Section 4.2, are satisfied within a designated time. Different terms and conditions may be established by the Committee for different Awards and for different Participants.

        Section 4.2.     Performance Objectives. The vesting and payment of Awards shall be contingent upon the degree of attainment of such performance goals (the “Performance Objectives”) over such period (the “Performance Period”) as shall be specified by the Committee at the time the Award is granted. Performance Objectives will be established prior to or within the first ninety (90) days of each Performance Period. The Performance Objectives may be stated with respect to (i) the Company’s earnings before interest and taxes (EBIT), (ii) the Company’s earnings before taxes, (iii) the Company’s earnings before taxes in relation to non-cash beginning assets (beginning assets less beginning cash and short-term investments), (iv) the achievement by the Company, a Subsidiary or an operating unit of stated objectives with respect to return on equity, earnings per share, total earnings, return on capital or return on assets, (v) Fair Market Value, (vi) revenues, (vii) total shareholder return, (viii) operating earnings or margin, (ix) economic profit or value created, (x) strategic business criteria consisting of one or more objectives based on meeting specified goals relating to market penetration, geographic business expansion, cost targets, customer or employee satisfaction, human resources management, supervision of litigation or information technology or acquisitions or divestitures of subsidiaries, affiliates or joint ventures, or (xi) any combination of the foregoing. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods (e.g., earnings growth), or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

Section 4.3.     Payment of Awards. Awards shall be made to Participants in a single lump sum in cash at a time determined by the Committee, but in no event later than two and one-half months after the end of the fiscal year in which the Performance Period ends. In no event shall a Covered Employee receive an Award payment in any fiscal year that exceeds the lesser of (i) $5,000,000 or (ii) 500% of the Covered Employee’s base salary (prior to any salary reduction or deferral elections) as of the date of grant of the Award.
ARTICLE V
ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan to the fullest extent permitted under applicable law. The decision of the Committee or any agent of the Committee upon all matters within the scope of its authority shall be final and conclusive on all persons.

ARTICLE VI
AMENDMENT AND TERMINATION

Section 6.1.     Amendment of Plan. The Company has the right, at any time and from time to time, to amend in whole or in part any of the terms and provisions of the Plan to the extent permitted by law for whatever reason(s) the Company may deem appropriate. No amendment shall be effective without approval of the shareholders of the Company if the amendment would increase the maximum amount payable to a Covered Employee as specified in Section 4.3.

Section 6.2.     Termination of Plan. The Company expressly reserves the right, at any time, to suspend or terminate the Plan to the extent permitted by law for whatever reason(s) the Company may deem appropriate, including, without limitation, suspension or termination as to any Subsidiary, Employee, or class of Employees.

Section 6.3.     Procedure for Amendment or Termination. Any amendment to the Plan or termination of the Plan shall be made by the Company by resolution of the Committee and shall not require the approval or consent of any Subsidiary or Participant to be effective to the extent permitted by law. Any amendment to the Plan or termination of the Plan may be retroactive to the extent not prohibited by applicable law.

ARTICLE VII
MISCELLANEOUS

Section 7.1.     Rights of Employees. Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to such eligible Employee or to eligible Employees generally. Nothing contained in the Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee any right to continue in the employ or service of the Company or any Subsidiary or constitute any contract or limit in any way the right of the Company to change such person’s compensation or other benefits or to terminate the employment or service of such person with or without cause.

Section 7.2.     Unfunded Status. The Plan shall be unfunded. Neither the Company, any Subsidiary, the Committee, nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, any Subsidiary, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

Section 7.3.     Limits on Liability. Any liability of the Company or any Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan. Neither the Company nor any Subsidiary nor any member of the Board or the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each member of the Board and the Committee from and against any and all liability, claims, demands, costs, and expenses (including the costs and expenses of attorneys incurred in connection with the investigation or defense of claims) in any manner connected with or arising out of any actions or inactions in connection with the administration of the Plan except for such actions or inactions which are not in good faith or which constitute willful misconduct.

Section 7.4.     Interpretation. Unless otherwise expressly stated by the Committee with respect to an Award, each Award granted to a Covered Employee under the Plan is intended to be Performance-Based Compensation that is fully deductible by the Company for federal income taxes and not subject to the deduction limitation of Section 162(m) of the Code, and the Plan shall be construed or deemed amended to the extent possible to conform any Award to effect such intent. The Committee shall not have any discretion to determine that an Award will be paid to a Covered Employee if the Performance Objective for such Award is not attained.

The Plan is intended to meet the short-term deferral exception under Code Section 409A such that payments made to Participants under the Plan are not deferred compensation subject to the provisions of Code Section 409A.

Section 7.5.     Tax Withholding. The Company shall be entitled to withhold from any payment made under the Plan the full amount of any required federal, state or local taxes.

Section 7.6.     Nontransferability of Benefits. A Participant may not assign or transfer any interest in an Award. Notwithstanding the foregoing, upon the death of a Participant, the Participant’s rights and benefits under the Plan shall pass by will or by the laws of descent and distribution.

Section 7.7.     Governing Law. To the extent not governed by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of North Carolina.

ARTICLE VIII
EFFECTIVE DATE; DURATION OF THE PLAN

The Plan shall be effective as of the Effective Date, subject to approval and ratification of the Plan by the shareholders of the Company to the extent necessary to satisfy the requirements of the Code, the New York Stock Exchange or other applicable federal or state law.